Execution Version

CONSENT, WAIVER AND FIRST AMENDMENT TO TERM LOAN AGREEMENT

This CONSENT, WAIVER AND FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Agreement”) is made as of October 7, 2026, by and among TEXAS CRITICAL DATA CENTERS LLC, a Delaware limited liability company (“Borrower”), NEW ERA ENERGY & DIGITAL, INC., a Nevada corporation (“New Era”), each Subsidiary Guarantor party hereto, each Lender party thereto and MACQUARIE EQUIPMENT CAPITAL INC., a Delaware corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”).

WHEREAS, New Era, the Borrower, the Administrative Agent and Lender are party to that certain Term Loan Agreement, dated as of April 8, 2026, (as supplemented and modified prior to the date hereof, the “Existing Loan Agreement”, and as amended, supplemented and modified by this Agreement, the “Loan Agreement”). Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement;
WHEREAS, the Borrower and TCDC POWERCO LLC (the “Subsidiary Guarantor”) desire to enter into (i) a letter of credit reimbursement agreement and (ii) a cash collateral security agreement, in each case, with Macquarie Bank Limited and substantially concurrent with the date of this Agreement, in order for Macquarie Bank Limited to facilitate the issuance of a letter of credit for the benefit of Luminant ET Services Company LLC (the “Letter of Credit”, and together with the documents referred to in the foregoing clauses (i) and (ii), collectively, the “Letter of Credit Transaction Documents”) with the Borrower and Subsidiary Guarantor having reimbursement obligations with respect to such Letter of Credit pursuant to the Letter of Credit Transaction Documents; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive certain provisions of the Existing Loan Agreement and modify the Term Loan A-2 Availability Period and the Term Loan A-3 Availability Period to permit the funding of the October 2026 Loan Notice, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein; and
NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.
Modifications to the Existing Loan Agreement. From and after the Amendment Effective Date, the Existing Loan Agreement is hereby amended as follows:
(a)
The following defined terms in Section 1.1 of the Existing Loan Agreement are hereby deleted in their entirety and replaced as follows:

“Term Loan A-2 Availability Period” means the period commencing on the A-1 Funding Date and ending on October 9, 2026.

“Term Loan A-3 Availability Period” means the period commencing on the A-1 Funding Date and ending on October 9, 2026.

2.
Consent and Waiver.
(a)
At the request of the Borrower, effective upon the Amendment Effective Date, the Administrative Agent and Lenders hereby waives any provision of the Loan Agreement that would prohibit or restrict, and expressly consents to, the Borrower and Subsidiary Guarantor entering into, and fulfilling the obligations under, the Letter of Credit Transaction Documents.
(b)
From and after the Amendment Effective Date, the Administrative Agent and Lender hereby agrees to waive the conditions precedent set forth in Section 4.04(a), Section 4.05(b) and Section 4.05(c) of the Loan Agreement (collectively, the “Data Center Lease Conditions”) and agree to fund the amount set forth in the October 2026 Loan Notice (as defined below) and any Delayed Draw Term Loan without the Borrower satisfying the Data Center Lease Conditions.
(c)
At the request of the Borrower, effective upon the Amendment Effective Date, the Administrative Agent and Lenders hereby (i) waive the requirements of Section 2.01(b), Section 4.06 and Section 6.11 of the Loan Agreement solely to the extent necessary to permit the proceeds of the Term Loan A-2 and Term Loan A-3 funded pursuant to the October 2026 Loan Notice to be applied, directly or through the Blocked Account or any Controlled Account, to fund the cash collateral required under the Letter of Credit Transaction Documents, and (ii) direct and authorize the Administrative Agent to disburse such proceeds for such purpose in accordance with the funds flow attached to the October 2026 Loan Notice.
(d)
At the request of the Borrower, effective upon the Amendment Effective Date, the Administrative Agent and Lenders hereby waive the requirements of Section 4.03(a) and Section 4.04(b) of the Loan Agreement that the October 2026 Loan Notice be delivered at least five (5) Business Days prior to the proposed Funding Date, and agree that the October 2026 Loan Notice shall be deemed timely delivered.
(e)
At the request of the Borrower, effective upon the Amendment Effective Date, the Administrative Agent and Lenders hereby waive any right to deliver notice or make any election under Section 2.03(d) of the Loan Agreement arising from the Data Center Lease not having been executed as of the Amortization Trigger Date.
(f)
Except as expressly stated in this Agreement, the foregoing shall not be deemed a consent to, or waiver of, the breach by any party hereto of any covenants or agreements contained in the Loan Agreement or any other Loan Document. Each of the parties hereto hereby agrees that the consents set forth herein shall be limited to the precise meaning of the words as written herein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any other Loan Document, (ii) to constitute a waiver of any Default or Event of Default under the Loan Agreement, or (iii) to prejudice any right or remedy that any party hereto may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document. The consents and agreements herein shall not be construed as establishing a course of dealing or course of conduct by any party hereto on which any other party hereto may rely at any time in the future. Each party hereto expressly waives any right to assert any such claim at any time.

3.
Conditions Precedent. This Agreement shall become effective as of the date (the “Amendment Effective Date”) when each of the following conditions have been satisfied or waived by the Administrative Agent and Lender:
(a)
The Administrative Agent shall have received a fully executed copy of this Agreement, executed and delivered by the Borrower, New Era, each Subsidiary Guarantor and the Administrative Agent and Lender.
(b)
The Administrative Agent shall have received an executed Loan Notice with a request to draw Term Loan A-2 in the aggregate total amount of $30,000,000 and Term Loan A-3 in the aggregate total amount of $30,000,000 (the “October 2026 Loan Notice”).
(c)
The Administrative Agent shall have received payment for all outstanding out-of-pocket fees and expenses.
(d)
The representations and warranties set forth in Section 4 of this Agreement shall be true and correct in all material respects of the date hereof.
4.
Representations and Warranties. In order to induce the Administrative Agent to execute this Agreement, the Borrower, New Era and the Subsidiary Guarantor each represent and warrant to the Administrative Agent and the Lender:
(a)
this Agreement has been duly executed and delivered by such Loan Party, and, when executed and delivered by such party, will constitute a legal, valid and binding obligation of such party, enforceable in accordance with its terms;
(b)
the representations and warranties set forth in the Loan Agreement and the other Loan Documents, as applicable, are true and correct in all material respects, in each case, and as of such date; provided, that (i) to the extent such representations and warranties specifically refer to an earlier date, they were true and correct in all respects as of such earlier date, and any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is or was true and correct in all respects as of such date (without giving effect to the materiality qualifier); and
(c)
no Default or Event of Default shall have occurred and be continuing both before and after giving effect to this Agreement.
5.
No Further Modification. Except as expressly set forth in this Agreement, all of the terms and provisions of the Existing Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.
6.
Reaffirmation. Each of New Era, the Borrower and the Subsidiary Guarantor agrees and acknowledges that the Loan Documents to which it is a party are and shall remain in full force and effect and are valid, binding, and enforceable against New Era, the Borrower and/or the Subsidiary Guarantor, as applicable, upon the terms and conditions set forth therein, as amended hereby, and each agrees that its respective obligations and liabilities under such agreements, as amended hereby, shall continue without impairment or limitation by reason of this Agreement. Each of New Era, the Borrower and the Subsidiary Guarantor hereby reaffirms the Loan

Documents to which it is a party, and its respective liabilities, waivers, agreements, covenants, and obligations under each applicable Loan Document (as amended hereby). Each of New Era, the Borrower and Subsidiary Guarantor has had the opportunity to review this Agreement and is entering into this Agreement with full knowledge of each of the foregoing.
7.
Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). Notwithstanding the foregoing, unless otherwise agreed to by Lender in its sole discretion, the signature of Borrower to this Agreement shall be in the form of an image of its manually executed signature transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Borrower hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of Borrower’s execution of this Agreement.
8.
Further Assurances. Each of New Era, the Borrower and the Subsidiary Guarantor will do, execute, acknowledge and deliver all and every such further acts, documents and assurances as Lender shall, from time to time, reasonably require, for the better assuring, documenting and confirming unto Lender the other transactions contemplated by this Agreement, or for carrying out the intention or facilitating the performance of the terms of this Agreement, including, without limitation, delivering legal opinions or updated to legal opinions as required under the Loan Agreement or for complying with all legal requirements in all material respects.
9.
Miscellaneous. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence for each term of this Agreement. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof. The Loan Agreement contains or expressly incorporates by reference the entire agreement of the parties hereto and thereto with respect to the matters contemplated herein and therein and supersedes all prior negotiations or agreements, written or oral, in respect of the subject matter hereof and thereof. The Loan Agreement shall not be modified except by written instrument executed by both parties thereto. On and after the Amendment Effective Date, any reference in the Existing Loan Agreement to “this Agreement” and any reference in any other Loan Document to “the Loan

Agreement” shall, in each case, mean the Existing Loan Agreement, as amended by this Agreement and any other amendments, restatements, amendments and restatements, supplements, renewals, extensions, or other modifications now or hereafter entered into by Borrower, on the one hand, and Lender, on the other hand.
10.
Governing Law; Trial by Jury; Expenses. The provisions of Section 10.04, Section 10.14 and Section 10.15 of the Existing Loan Agreement shall apply to this Agreement, mutatis mutandis, as if such provisions had been fully set forth herein.
11.
Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
12.
Conflicts. In the event of a conflict between the terms and provisions of the Existing Loan Agreement and of this Agreement, the terms and provisions contained in this Agreement shall govern and control to the extent of such conflict.
13.
Incorporation by Reference. To the extent that any provisions or defined terms contained in any other Loan Document are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Agreement, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the indefeasible payment in full of all of the Obligations under each Loan Document without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

TEXAS CRITICAL DATA CENTERS LLC

By: /s/ Charles Nelson

Name: Charles Nelson

Title: CEO

NEW ERA:

NEW ERA ENERGY & DIGITAL, INC.

By: /s/ Charles Nelson

Name: Charles Nelson

Title: CEO

SUBSIDIARY GRANTOR:

TCDC POWERCO LLC

By: /s/ Charles Nelson

Name: Charles Nelson

Title: CEO

[SIGNATURE PAGE TO CONSENT, WAIVER AND FIRST AMENDMENT TO TERM LOAN AGREEMENT]

ADMINISTRATIVE AGENT AND LENDER:

MACQUARIE EQUIPMENT CAPITAL INC.

By: /s/ Joshua Stevens

Name: Joshua Stevens

Title: Division Director

By: /s/ Daniel Feit

Name: Daniel Feit

Title: Division Director

[SIGNATURE PAGE TO CONSENT, WAIVER AND FIRST AMENDMENT TO TERM LOAN AGREEMENT]